As filed with the Securities and Exchange Commission on May 10, 1999
                                                      Registration No. 333-47679
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  LYCOS, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                                       04-3277338
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                   400-2 Totten Pond Road, Waltham, MA  02154
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ____________________

                                Robert J. Davis
                                  LYCOS, INC.
                            400-2 Totten Pond Road
                         Waltham, Massachusetts  02154
              (Name and address of agent for service of process)
                                (781) 370-2700
         (Telephone number, including area code, of agent for service)
                             ____________________
                                   Copy to:
                             Mark H. Burnett, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               High Street Tower
                                125 High Street
                         Boston, Massachusetts  02110
                                (617) 248-7000

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

    The Registrant hereby removes from registration under this Registration Statement (No. 333-47679) 240,069 shares of Common Stock, $.01 par value per share (the "Common Stock"), registered hereunder (all shares registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. The Offered Shares were registered in connection with the Registrant's acquisition of Tripod, Inc. (the "Acquisition").

    By the terms of this Registration Statement and an Agreement and Plan of Merger by and among the Registrant, Tripod, Inc. and the other parties to the Acquisition, the Registrant was required to keep this Registration Statement effective until the first anniversary of the filing of this Registration Statement. As of the date hereof, 2,460,175 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. All share amounts set forth herein have been adjusted to give effect to the two-for-one stock split made by the Registrant on August 25, 1998.

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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on May 7, 1999.

                                      LYCOS, INC.

                                      By: /s/ Robert J. Davis
                                         --------------------
                                          Robert J. Davis
                                          President and
                                          Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on May 7, 1999.


Signature                                        Title                                               Date
---------                                        -----                                               ----


/s/ Robert J. Davis                              President, Chief Executive Officer               May 7, 1999
------------------------------------------       and Director (principal executive
Robert J. Davis                                  officer)


/s/ Edward M. Philip                            Chief Operating Officer and Chief                 May 7, 1999
------------------------------------------      Financial Officer (principal
Edward M. Philip                                financial and accounting officer)


       *                                        Director                                          May 7, 1999
------------------------------------------
John J. Connors, Jr.

       *                                        Director                                          May 7, 1999
------------------------------------------
Daniel J. Nova

       *                                        Director                                          May 7, 1999
------------------------------------------
Richard H. Sabot

/s/ Edward M. Philip
------------------------------------------
*By:  Edward M. Philip
      as Attorney in Fact

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